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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 --------------
                                    FORM 8-K
                                 --------------

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 1999



                            SCHERER HEALTHCARE, INC.
                (Exact name of Company specified in its charter)



          DELAWARE                        0-10552                59-0688813
(State or other jurisdiction of (Commission File Number) (IRS Employer ID No.) incorporation or organization)




                       120 INTERSTATE NORTH PARKWAY, S.E.
                                    SUITE 305
                                 ATLANTA, GEORGIA                       30339
                    (Address of principal executive offices)          (Zip Code)




                                 (770) 933-1800
              (Registrant's telephone number, including area code)




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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         Effective September 30, 1999, Scherer Healthcare, Inc. ("SHI") made an investment of $2,000,000 in Econometrics, Inc., a Colorado corporation ("Parent"), and Econometrics, Inc., an Illinois corporation and a wholly-owned subsidiary of Parent ("Sub") ("Parent" and "Sub" collectively referred to as the "Companies"). SHI's investment is in the form of a five-year Convertible Debenture (the "Debenture") in the principal sum of $2,000,000, to be repaid by the Companies to the last registered holder of the Debenture on September 1, 2004 (the "Maturity Date"). The Companies agreed to pay interest on the unpaid principal amount of the Debenture at a rate of eight percent (8%) per annum. Interest accrues from September 30, 1999. The Companies are not required to make any payments of interest until September 1, 2000, at which time all accrued interest from September 30, 1999, through September 1, 2000 shall be paid. Commencing on December 1, 2000, interest shall be paid quarterly (on March 1, June 1, September 1 and December 1 of each year) until the principal amount has been paid in full or the Debenture has been converted in full into Common Stock of the Parent. SHI used working capital as the source of funds for the investment.

         As a result of this transaction, SHI will have the right to nominate two (2) of the seven (7) directors on the Board of Directors of each of the Companies. In accordance with that agreement, the Companies have elected Robert
P. Scherer, Jr. and Kenneth H. Robertson to the Board of Directors of each Company.

         The Companies have the right to prepay, in whole or in part, the outstanding principal balance of the Debenture as follows: (i) at any time after September 1, 2001 but before September 1, 2002, by payment of accrued interest plus 104% of the unpaid principal amount; (ii) at any time on or after September 1, 2002 and before September 1, 2003, by payment of accrued interest plus 102.5% of the unpaid principal amount; or (iii) at any time on or after September 1, 2003, but before September 1, 2004, by payment of accrued interest plus 101% of the unpaid principal amount. If the Companies elect to prepay any portion of the outstanding principal balance of the Debenture, the Companies are required to provide SHI with thirty (30) days prior written notice of their intent to prepay the Debenture and, if SHI exercises its conversion option (discussed below) within the thirty (30) day period after receiving notice of prepayment, SHI shall receive such number of shares of Parent's Common Stock, no par value, as are calculated pursuant to the Debenture.

         Until the Debenture is paid in full, SHI has the right to demand payment of the entire outstanding principal balance of the Debenture, plus interest thereon accrued to date, in the event of (i) any voluntary or involuntary liquidation, dissolution of winding-up of either of the Companies,
(ii) the consolidation of either of the Companies with, or merger of either of the Companies into, any other corporation, or (iii) the acquisition of forty percent (40%) or more of the then outstanding voting stock of either of the Companies by any person or entity other than the applicable Company or an affiliate, subsidiary or parent of such Company.

         Until the Debenture is paid in full, SHI has the right to convert up to the entire outstanding principal balance of the Debenture, plus interest thereon accrued to date, into shares



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of Common Stock of the Parent at the conversion price of $.4315 per share of
Common Stock (subject to certain adjustments specified in the Debenture). As a result, and subject to adjustment, the Debenture is convertible into 4,634,994 shares of Common Stock of Parent. The conversion price was determined to provide SHI twenty percent (20%) of the Common Stock of the Parent outstanding as of September 30, 1999, on a fully diluted basis.

         For so long as the principal balance of the Debenture remains outstanding, SHI has a right of first refusal to purchase any Common Stock of either the Parent or the Sub which either the Parent or the Sub may from time to time propose to sell.

         The indebtedness evidenced by the Debenture, both principal and interest, and the right to seek enforcement of any of the rights granted to SHI, are unsecured and subordinate and junior in all respects to the Companies' existing bank debt, but only as to the amount of such indebtedness which is owed and outstanding on the date of issuance of the Debenture. The indebtedness evidenced by the Debenture is senior to all other indebtedness of the Companies.

         Pursuant to a Registration Rights Agreement entered into by and between Parent and SHI, SHI is granted certain "piggy-back" registration rights. If at any time Parent files with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, relating to an offering of any of its Common Stock (other than on Form S-4 or Form S-8 or their then equivalents relating to Common Stock to be issued solely in connection with any acquisition of any entity or business or Common Stock issuable in connection with stock options or other employee benefit plans), SHI has the right to require Parent to include in such Registration Statement all or part of SHI's shares of Parent's Common Stock. These piggy-back rights are subject to certain restrictions outlined in the Registration Rights Agreement.

         The Companies are based in Chicago, Illinois. Sub is a database marketing company that manages its own national consumer database of 180 million consumers. Sub links marketers to its national database through the Internet.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following exhibits are filed herewith:


Exhibit                                                                                  Page No.
                                                                                         --------
2.1          8% Convertible Debenture Purchase Agreement dated as of
             September 30, 1999, by and among Econometrics, Inc. (Colorado),
             Econometrics, Inc. (Illinois), and Scherer Healthcare, Inc.

10.1         8% Convertible Debenture due September 1, 2004, with
             Econometrics, Inc. (Colorado) and Econometrics, Inc. (Illinois) as makers

10.2 Stockholders Agreement dated as of September 30, 1999, by and among Econometrics, Inc. (Colorado), Scherer Healthcare,
             Inc., Robert R. McGuire, Walter G. Cornett III and WCI, Inc.



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

10.3 Registration Rights Agreement dated as of September 30, 1999, by and among Econometrics, Inc. (Colorado) and Scherer Healthcare,
             Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SCHERER HEALTHCARE, INC.


                                            /s/ Robert P. Scherer, Jr.
                                          --------------------------------------
                                          Robert P. Scherer, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer



Date:  October 15, 1999

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